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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 13, 2000

                            JONES PHARMA INCORPORATED
             (Exact name of registrant as specified in its charter)

DELAWARE                             0-15098                 43-1229854
(State or other jurisdiction         (Commission             (IRS Employer
of incorporation)                    File Number)            Identification No.)

         1945 CRAIG ROAD, ST. LOUIS, MO                        63146
         (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (314) 576-6100

                         JONES MEDICAL INDUSTRIES, INC.
          (Former name or former address, if changed since last report)

                              ITEM 5. OTHER EVENTS

         On July 13, 2000, JONES PHARMA INCORPORATED, a Delaware corporation (the "Registrant"), announced the signing of a definitive agreement with King Pharmaceuticals, Inc., a Tennessee corporation ("King"), and Spirit Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of King ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Registrant (the "Merger") at the effective time of the Merger, and the Registrant will become a wholly owned subsidiary of King. At the effective time of the Merger, each outstanding share of common stock of the Registrant will be converted into the right to receive 1.125 shares of common stock of King.

         The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is intended to be accounted for as a pooling-of-interests. The parties expect the closing to occur on August 31, 2000 or as soon as practicable thereafter upon satisfaction or waiver of all closing conditions including, without limitation, approval of the Merger by the stockholders of each of the Registrant and King, the expiration or termination of the applicable waiting period under Section 7A of the Clayton Act, 15 U.S.C.
Section 18a, as added by Section 301 of the Hart-Scott-Rodino Antirust Improvements Act of 1976, other regulatory approvals and other closing conditions.

         A press release relating to the announcement of the Merger was issued by both the Registrant and King on July 13, 2000.


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                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Businesses Acquired

         Not applicable.

(b)      Pro Forma Financial Information

         Not applicable.

(c)      Exhibits.


                 Exhibit No.                      Exhibit
                 -----------                      -------

                     99.1              Registrant's Press Release announcing the signing of a
                                       definitive agreement regarding the Merger dated July 13, 2000.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 JONES PHARMA INCORPORATED


                                                 By:      /s/Dennis M. Jones
                                                          ---------------------
                                                 Name:  Dennis M. Jones
                                                 Title: President

Date: July 17, 2000



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